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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2007
Date of Report—(Date of earliest event reported)

PARAMOUNT ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-51518 (Commission File Number)	20-2938469 (IRS Employer Identification No.)

787 7th Avenue, 48th Floor
New York, NY 10019
(Address of principal executive offices) (Zip Code)

(212) 554-4300
(Registrant's telephone number)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

        On June 1, 2007, Paramount Acquisition Corp., a Delaware corporation ("Paramount"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") among Paramount, B.J.K. Inc., a New York corporation doing business as Chem Rx ("Chem Rx"), and the stockholders of Chem Rx listed on Exhibit A thereto (each a "Seller" and collectively, the "Sellers"). Pursuant to the Stock Purchase Agreement, on the closing date, subject to Paramount stockholder approval, Paramount will acquire 100% of the issued and outstanding common stock of Chem Rx (the "Stock Purchase"). In connection with the Stock Purchase Agreement, Paramount entered into the additional agreement described herein.

Employment Agreements

        On June 15, 2007, Paramount and Chuck Kelly entered into a three-year employment agreement pursuant to which Chuck Kelly will serve as Chief Financial Officer of Paramount. Pursuant to his employment agreement, Mr. Kelly will be entitled to an initial base salary of $265,000, which will be reviewed and subject to upward adjustment, and, at the discretion of the Paramount board of directors, an annual incentive bonus of up to $125,000. Mr. Kelly will also be entitled to receive severance upon termination of his employment. On June 15, 2007, Paramount and Michael Segal entered into a three-year employment agreement pursuant to which, commencing on the closing of the Stock Purchase, Mr. Segal will serve as Vice President-New Jersey Operations of Paramount. Pursuant to his employment agreement, Mr. Segal will be entitled to an initial base salary of $250,000, which will be reviewed and subject to upward adjustment, and, at the discretion of the Paramount board of directors, an annual incentive bonus of up to $125,000. Mr. Segal will also be entitled to receive severance upon termination of his employment. If the closing under the Stock Purchase Agreement does not occur, the employment agreements described above will be null and void and of no further force and effect.

        The foregoing descriptions of the employment agreements do not purport to be complete and are qualified in their entirety by reference to the employment agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Chem Rx New Jersey, LLC Merger Agreement

        On June 15, 2007, Paramount and a subsidiary of Paramount ("Merger Sub"), entered into an agreement and plan of merger (the "Merger Agreement") with Chem Rx, Chem Rx New Jersey, LLC ("Chem Rx NJ") and the members of Chem Rx NJ, pursuant to which (i) Merger Sub will merge with and into Chem Rx NJ with Chem Rx NJ being the surviving company of the merger and a wholly owned subsidiary of Paramount, and (ii) the members of Chem Rx NJ will receive in exchange for their membership interests in Chem Rx NJ an aggregate of 1,000,000 newly issued shares of Paramount common stock. The transactions contemplated by the Merger Agreement are expected to be consummated contemporaneously with the closing of the Stock Purchase.

        The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

  (c)
  Exhibits

  10.1
  Employment Agreement, dated June 15, 2007, among Paramount and Chuck Kelly.

  10.2
  Employment Agreement, dated June 15, 2007, among Paramount and Michael Segal.

  10.3
  Agreement and Plan of Merger by and among Paramount Acquisition Corp., Paramount Merger Sub (NJ), Inc., Chem Rx New Jersey, LLC, B.J.K. Inc. and the members of Chem Rx New Jersey, LLC, dated as of June 15, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT ACQUISITION CORP.
By:	/s/ J. JAY LOBELL
	Name:	J. Jay Lobell
	Title:	Chief Executive Officer

Dated: June 21, 2007

Exhibit Index

Exhibit No.
10.1	Employment Agreement, dated June 15, 2007, among Paramount and Chuck Kelly.
10.2	Employment Agreement, dated June 15, 2007, among Paramount and Michael Segal.
10.3
Agreement and Plan of Merger by and among Paramount Acquisition Corp., Paramount Merger Sub (NJ), Inc., Chem Rx New Jersey, LLC, B.J.K. Inc. and the members of Chem Rx New Jersey, LLC, dated as of June 15, 2007.

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SIGNATURES
Exhibit Index